Exhibit 10.4

FIRST AMENDMENT TO GROUND LEASE

The First Amendment to Ground Lease (this “First Amendment”) is made and executed to be effective as of the 28th day of October, 2008 (“Amendment Effective Date”), by and between U.S. BORAX INC., a Delaware corporation (“Lessor”), CLEAN ENERGY LNG, LLC, a California limited liability company (“Lessee”), and CLEAN ENERGY CONSTRUCTION, a California corporation (“CE Construction”). Lessor, Lessee, and CE CONSTRUCTION and referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Ground Lease made and executed as of November 3, 2006 (as further amended, modified or supplemented from time to time, the “Agreement,” terms defined therein having the sane meaning when used herein); and

WHEREAS, the Parties wish to amend the Agreement on the terms and conditions set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the Parties herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Amendment of Section 1.12.   The definition of the term “Core Service” as set forth in Section 1.12 of the Agreement, is hereby deleted in its entirety, and replaced with the following:

“Core Services” means any one or more of the following services to be provided by Lessor hereunder: (i) the provision of Energy in accordance with Exhibit “D”; (ii) the provision of Fire Water, Excess Fire Water, Process Water, the acceptance of Process Waste Water, and the acceptance of Water Softener/Caustic Scrubber Effluent in accordance with Exhibit “E”; (iii) the provision of natural gas transportation service on the Lateral NG Pipeline in accordance with Exhibit “F”; (iv) security and site monitoring services in accordance with Exhibit “F”; and (v) the acceptance of Return Gas in accordance with Exhibit “F”.

2.Amendment of Exhibit “E” to Add Water Softener/Caustic Scrubber Effluent Disposal, Metering and Quality Monitoring.  Exhibit “E” of the Agreement is hereby amended to add the following as new sections, after the section entitled “Additional Rent” of such Exhibit:

Water Softener/Caustic Scrubber Effluent Disposal

Lessor shall dispose of Water Softener/Caustic Scrubber Effluent which is delivered by Lessee to Lessor at Lessor’s dust control water sump; provided that in no event shall Lessor be obligated to dispose of Water Softener/Caustic Scrubber Effluent in excess of the quantities set forth in Exhibit “E-2”. Lessor shall not be required to dispose of Water Softener/Caustic Scrubber Effluent unless the quality of that effluent as delivered meets the quality standards described in Exhibit “E-2” or if such disposal would be inconsistent with any Legal Requirements or Permits applicable to Lessor or would cause Lessor to exceed any quantity or quality standards imposed upon Lessor by any such Legal Requirements or Permits.

Lessee shall install, own, operate and maintain, at its sole cost and expense, such equipment as is needed to ensure that Water Softener/Caustic Scrubber Effluent delivered to Lessor meets the quality specifications set forth in Exhibit “E-2”. Lessor reserves the right to adjust such specifications from time to time as Lessor determines are reasonably necessary to enable Lessor to comply with any Legal Requirements or Permits. In the event that Lessee delivers Water Softener/ Caustic Scrubber Effluent which fails to meet the quantity and quality specifications set forth in Exhibit “E-2”, Lessee shall immediately notify Lessor of such failure and take such steps as are necessary to prevent the further delivery of such non-conforming Water Softener/Caustic Scrubber Effluent including the transport of the effluent off-site for disposal. Lessee shall promptly reimburse Lessor for all costs, expenses, fees, fines, and penalties, including costs and expenses incurred in the handling and disposing of such non-conforming Water Softener/Caustic Scrubber Effluent already received by Lessor. In addition, Lessor may, at its election and without any obligation or liability, stop accepting Water Softener/Caustic Scrubber Effluent until Lessor is reasonably satisfied that future Water Softener/Caustic Scrubber Effluent discharges by Lessee shall meet the quantity and quality specifications set forth in Exhibit “E-2”.

Water Softener/Caustic Scrubber Effluent Metering and Quality Monitoring

Lessee, at its expense, shall provide monthly sampling of the quantity and quality of Water Softener/Caustic Scrubber Effluent. Lessor may inspect and test all sampling points upon the installation thereof. In addition, from time to time, Lessor shall be permitted to inspect and test each sampling point upon reasonable advance notice to Lessee. The cost and expense of any such inspection or test shall be paid by Lessor. If a sampling device is found to be defective or inaccurate, it shall promptly be adjusted, calibrated, repaired or replaced by Lessee at Lessee’s cost and expense. If at anytime Lessor desires to independently test the samples, Lessor shall have the right to conduct such testing at its cost.

3.Amendment to Exhibit “E-1”.  Exhibit “E-1” of the Agreement is hereby amended to delete the second number “2.” and the number “3.” and replace them with the numbers “3.” and “4.”.  Exhibit “E-1” of the Agreement is further amended to add a new section “5.”, which shall read in its entirety as follows:

5. Water Softener/Caustic Scrubber Effluent Disposal.

Included in Rent.

4.Amendment to Exhibit “E-2”.  Exhibit “E-2” of the Agreement is hereby amended to add a new section “5.”, which shall read in its entirety as follows:

5. Water Softener/Caustic Scrubber Effluent Disposal.

Quantity: To average not more that 6 GPM or total more than 8650 gallons in any 24 hour period. Once weekly blow down activities will increase the flow rate to a maximum of 20 GPM for no more that 45 minutes but the 24 hour average will not exceed the above limits of 6 GPM.

Quality: The constituents of the Water Softener/Caustic Scrubber Effluent will not exceed the following values.

Total Dissolved Solids <1500 mg/1

Chloride as CI < 1000 mg/1

Sodium as Na < 1000 mg/1

Arsenic as As < 0.6 mg/1

pH < 9

5.Terms and Conditions of the Agreement.  Other than as expressly set forth in this First Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect and shall apply to this First Amendment; provide that to the extent there is a conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall control to the extent of such conflict.
6.Governing Law.  This First Amendment shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, not including choice of law rules and principles.
7.Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement.

3928391_1.DOC 09-24-08

8.No Other Amendment.  Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect, and are ratified and confirmed by the Parties in all respects as of the Amendment Effective Date.

[Signatures set forth on following page]

3928391_1.DOC 09-24-08

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be signed as of the Amendment Effective Date.

LESSOR:
U.S. BORAX INC., a Delaware corporation
By: /s/ Chris J. Robison
Its: V.P. Operations

LESSEE:
CLEAN ENERGY LNG, LLC, a California limited liability company
By: /s/ Mitchell W. Pratt
Its: SVP & Corporate Secretary

CE CONSTRUCTION:
CLEAN ENERGY CONSTRUCTION, A California corporation
By: /s/ Mitchell W. Pratt
Its: SVP & Corporate Secretary

3928391_1.DOC 09-24-08